Exhibit 10.7

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of October 15, 2015, by and between JBGCOM SUNNYVALE INVESTORS, LLC, a Delaware limited liability company (“Landlord”), and ALLIANCE FIBER OPTIC PRODUCTS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Standard Office Lease dated as of June 2, 2010 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 18,088 rentable square feet (“Premises”) in a building located at 275 Gibraltar, Sunnyvale, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, extend the Term through July 31, 2017 (“First Amendment Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Term. The Term of the Lease is hereby extended through the First Amendment Expiration Date. Tenant’s occupancy of the Premises through the First Amendment Expiration Date shall be on an “as-is” basis and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises.

2.	Basic Rental. Tenant shall continue paying Monthly Basic Rental through January 31, 2016, as provided in the Lease. Commencing on February 1, 2016, through the First Amendment Expiration Date, Tenant shall pay Monthly Basic Rental (in addition to any additional amounts due under the Lease) in the amount of $31,654.00 per month. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred under the Lease, Tenant shall not be required to pay Base Rent for the period commencing February 1, 2016, through February 29, 2016.

3.	Direct Costs Cap. Commencing on February 1, 2016, Article 3(f) of the Lease is hereby deleted in its entirety and is null and void and of no further force or effect. Notwithstanding anything to the contrary contained in the Lease, Tenant’s Proportionate Share of Direct Costs for the period commencing on February 1, 2016, through the First Amendment Expiration Date shall be capped at $7.375 per rentable square foot of the Premises per year.

4.	Option to Extend. As of the date of this First Amendment, Article 31 of the Lease is hereby deleted in its entirety and is null and void and of no further force or effect, and Tenant shall have no further right to extend the Term of the Lease.

5.	Disclosure. For purposes of Section 1938 of the California Civil Code, as of the date of this First Amendment, Tenant acknowledges having been advised by Landlord that the Project has not been inspected by a certified access specialist.

6.	OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (“Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction, other than CBRE, Inc., and Colliers International. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE, Inc. and Colliers International, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

8.	Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d. Signatures of this First Amendment transmitted via electronic mail (*.pdf or similar file types) shall be valid and effective to bind the party so signing. Tenant agrees to promptly deliver to Landlord an execution original to this First Amendment with its actual signature, but a failure by Tenant to do so shall not affect the enforceability of this First Amendment, it being expressly agreed that each party to this First Amendment shall be bound by its own electronically mailed signature in all instances and shall accept the electronically mailed signature of the other party to this First Amendment.

e. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms and provisions of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:	JBGCOM SUNNYVALE INVESTORS, LLC,
a Delaware limited liability company

	By:	CBRE Global Investors Creative Office
Investments, LLC,
a Delaware limited liability company
Its Member

		By:	/s/ Derek Landry
		Name:	Derek Landry
		Title:	Authorized Signatory

TENANT:	ALLIANCE FIBER OPTIC PRODUCTS, INC.,
a Delaware corporation

	By:	/s/ Peter Chang
Its: